As filed with the Securities and Exchange Commission on April 17, 1996.
                                                        Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                             FIRST UNION CORPORATION
             (Exact name of registrant as specified in its charter)
 North Carolina                                       56-0898180
 (State or other jurisdiction of                       (I.R.S Employer
  incorporation or organization)                       Identification No.)

 One First Union Center
 Charlotte, North Carolina                            28288-0013
 (Address of principal executive offices)              (Zip Code)
                                   ----------
                             First Union Corporation
                        1996 Employee Stock Purchase Plan
                            (Full title of the plan)
                                   ----------
                           Marion A. Cowell, Jr., Esq.
             Executive Vice President, Secretary and General Counsel
                             First Union Corporation
                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                     (Name and address of agent for service)

                                 (704) 374-6828
          (Telephone number, including area code, of agent for service)
                                   ----------
                         CALCULATION OF REGISTRATION FEE

Title of                                             Proposed maximum       Proposed maximum         Amount of
securities to                   Amount to be         offering price             aggregate           registration
be registered                   registered              per share (1)        offering price (1)         fee (1)
- ------------------------------------------------------------------------------------------------------------
Common Stock (including      7,000,000 shs.        $59.8125                     $418,687,500              $144,375
rights to purchase shares
of Common Stock or junior
participating Class A
Preferred Stock)

(1) Pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, the registration fee is being computed based upon $59.8125, the average of the high and low prices reported on the New York Stock Exchange Composite Transactions tape on April 15, 1996.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

         (i) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995; and

         (ii) the Corporation's Current Reports on Form 8-K dated as of January 10, 1996 and February 9, 1996.

         In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.           Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock issuable under the Plan have been passed upon for the Corporation by Marion A. Cowell, Jr., Esq., Executive Vice President, Secretary and
General Counsel of the Corporation. Mr. Cowell owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

Item 6.           Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute.

         The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

         The Corporation's By-laws provide for the indemnification of the Corporation's directors and executive officers by the Corporation against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation.

         The Corporation's Articles of Incorporation provide for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may from time to time be in effect.

         The Corporation maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Item 8.  Exhibits.

Exhibit No.                         Description

(3)(a) -Articles of Incorporation of the Corporation, as amended. (Incorporated by reference to Exhibit
                           (4) to the Corporation's 1990 First Quarter Report on Form 10-Q, to Exhibit (99)(a) to the Corporation's 1993 First Quarter Report on Form 10-Q and to Exhibit (4)(a) to the Corporation's Current Report on Form 8-K dated January 10, 1996.)

(3)(b)                     -Bylaws of the Corporation, as amended.
                           (Incorporated by reference to Exhibit (3)(b) to the Corporation's 1995 Annual Report on Form 10-K.)

(4)(a) -Shareholder Protection Rights Agreement, as amended. (Incorporated by reference to Exhibits
                           (4)(b) to the Corporation's Current Reports on Form 8-K dated December 18, 1990 and October 20, 1992, and to Exhibits (99) to the Corporation's Current Reports on Form 8-K dated June 20, 1995 and June 21, 1995.)

(4)(b) -All instruments defining the rights of holders of long-term debt of the Corporation and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

(5)                        -Opinion of Marion A. Cowell, Jr., Esq.

(23)(a)                    -Consent of KPMG Peat Marwick LLP.

(23)(b) -Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)

(24)                       -Power of Attorney.

Item 9.   Undertakings.

         (a)  Rule 415 offering.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)     To include any prospectus required by Section
                                    10(a)(3) of the Securities Act of 1933 (as amended, the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of registration statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1993, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 17, 1996.


                             FIRST UNION CORPORATION

                             By: /s/Kent S. Hathaway
                                Kent S. Hathaway
                               Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Edward E. Crutchfield *                    Chairman and Chief
   Edward E. Crutchfield                        Executive Officer and
                                                Director

   Robert T. Atwood *                         Executive Vice President
   Robert T. Atwood                             and Chief Financial
                                                Officer

   James H. Hatch *                           Senior Vice President and
   James H. Hatch                               Corporate Controller
                                                (Principal Accounting
                                                 Officer)

   Edward E. Barr *                           Director
   Edward E. Barr


   G. Alex Bernhardt *                        Director
   G. Alex Bernhardt

   W. Waldo Bradley *                              Director
   W. Waldo Bradley


   Robert J. Brown *                               Director
   Robert J. Brown


   Robert D. Davis *                               Director
   Robert D. Davis


   R. Stuart Dickson *                             Director
   R. Stuart Dickson


   B. F. Dolan *                                   Director
   B. F. Dolan


   Roddey Dowd, Sr.*                               Director
   Roddey Dowd, Sr.


   John R. Georgius *                              Director
   John R. Georgius


   Arthur M. Goldberg *                            Director
   Arthur M. Goldberg


   William N. Goodwin, Jr. *                       Director
   William N. Goodwin, Jr.


   Brenton S. Halsey *                             Director
   Brenton S. Halsey


   Howard H. Haworth *                             Director
   Howard H. Haworth

   Torrence E. Hemby, Jr. *                        Director
   Torrence E. Hemby, Jr.


   Frank M. Henry *                                Director
   Frank M. Henry


   Leonard G. Herring *                            Director
   Leonard G. Herring


   Juan Rodriguez Inciarte *                       Director
   Juan Rodriguez Inciarte


   Jack A. Laughery *                              Director
   Jack A. Laughery


   Max Lennon *                                    Director
   Max Lennon


   Radford D. Lovett *                             Director
   Radford D. Lovett


   Joseph Neubauer *                               Director
   Joseph Neubauer


   Henry D. Perry, Jr. *                           Director
   Henry D. Perry, Jr.


   Randolph N. Reynolds *                          Director
   Randolph N. Reynolds


   Ruth G. Shaw *                                  Director
   Ruth G. Shaw

   Lanty L. Smith *                                 Director
   Lanty L. Smith


   Anthony P. Terracciano *                         Director
   Anthony P. Terracciano


   Dewey L. Trogdon *                               Director
   Dewey L. Trogdon


   John D. Uible *                                  Director
   John D. Uible


   B.J. Walker *                                    Director
   B.J. Walker



*By Kent S. Hathaway, Attorney-in-Fact

/s/ Kent S. Hathaway
    Kent S. Hathaway


Date:  April 17, 1996

                                  EXHIBIT INDEX

Number                              Description                                 Location
(3)(a)                     -Articles of Incorporation                       Incorporated by
                           of the Corporation, as amended.                  reference to Exhibit (4)
                                                                            to the Corporation's 1990
                                                                            First Quarter Report on
                                                                            Form 10-Q, to Exhibit
                                                                            (99)(a) to the
                                                                            Corporation's 1993 First
                                                                            Quarter Report on Form 10-
                                                                            Q and to Exhibit (4)(a) to
                                                                            the Corporation's Current
                                                                            Report on Form 8-K dated
                                                                            January 10, 1996.

(3)(b)                     -Bylaws of the Corporation,                      Incorporated by
                           as amended.                                      reference to Exhibit
                                                                            (3)(b) to the
                                                                            Corporation's 1995 Annual
                                                                            Report on Form 10-K.

(4)(a)                     -Shareholder Protection Rights                   Incorporated by
                           Agreement, as amended.                           reference to Exhibits
                                                                            (4)(b) to the
                                                                            Corporation's Current
                                                                            Reports on Form 8-K
                                                                            dated December 18, 1990
                                                                            and October 20, 1992,
                                                                            and to Exhibits (99)
                                                                            to the Corporation's
                                                                            Current Reports on
                                                                            Form 8-K dated
                                                                            June 20, 1995 and
                                                                            June 21, 1995.

(4)(b)                     -All instruments defining the                    Not filed pursuant to
                           rights of holders of long-term                   (4)(iii) of Item 601(b)
                           debt of the Corporation and its                  of Regulation S-K; to be
                           subsidiaries.                                    furnished upon request of
                                                                            the Commission.

(5)                        -Opinion of Marion A. Cowell,                    Filed herewith.
                           Jr., Esq.

(23)(a)                    -Consent of KPMG Peat Marwick LLP.Filed herewith.

(23)(b)                    -Consent of Marion A. Cowell,                    Included in Exhibit (5).
                           Jr., Esq.

(24)                       -Power of Attorney.                              Filed herewith.


                                       12





